May 18, 1999




       Securities and Exchange Commission
       450 Fifth Street, N.W.
       Washington, D.C. 20549

       Re:  West Pharmaceutical Services, Inc. (the "Company")
            1999 Non-Qualified Stock Option Plan for Non-Employee Directors (the Plan)
            Registration Statement on Form S-8 (the  Registration Statement

       Gentlemen:

             This  opinion is  being delivered  in connection  with the preparation of the Registration Statement being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 125,000
      shares (the   Shares ) of  the Company s  common stock,  par value
      $0.25 per share, issuable upon exercise of options granted under the Plan.

            I have examined the Plan and such corporate records and other documents and matters as I have considered appropriate to enable me to give this opinion. Based on the foregoing, it is my opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and non-assessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,



                                                John R. Gailey III
                                                General Counsel

        JRG/gmr